Exhibit 99.1

NEWS RELEASE

SPX REPORTS FIRST QUARTER 2010 RESULTS

Earnings Per Share from Continuing Operations of $0.37

Raises Mid-Point EPS Guidance to $3.15 from $3.10 per Share

Raises Free Cash Flow Guidance Range

CHARLOTTE, NC — May 5, 2010 — SPX Corporation (NYSE:SPW) today reported results for the first quarter ended April 3, 2010:

First Quarter Highlights:

•                  Revenues decreased 6.4% to $1.09 billion from $1.16 billion in the year-ago quarter.  Organic revenues* declined 11.6%, while completed acquisitions and the impact of currency fluctuations each increased reported revenues by 2.6%.

•                  Segment income and margins were $106.3 million and 9.8%, compared with $126.2 million and 10.9% in the year-ago quarter.

•                  Diluted net income per share from continuing operations was $0.37, compared with $0.77 in the year-ago quarter.  The current-year quarter included a non-cash tax charge of $6.2 million, or $0.12 per share, related to changes in federal health care laws.

•                  Net cash used in continuing operations was $25.1 million, compared with $35.0 million in the year-ago quarter. The decrease in cash used in continuing operations was due primarily to changes in working capital and lower spending on restructuring, which more than offset the decline in operating income.

•                  Free cash flow from continuing operations* during the quarter was a negative $36.9 million, compared with a negative $50.3 million in the year-ago quarter.  The improvement was due primarily to the items noted above, in addition to lower capital expenditures in 2010.

“We are encouraged by positive signs that the recovery of the global economy is underway, and we have seen various levels of improved performance in our early cycle businesses,” said Christopher J. Kearney, Chairman, President and Chief Executive Officer of SPX.  “Nevertheless, continued softness in our transformer business weighed on our first quarter results, which remain below 2009 levels, and we maintain the view that recovery in our mid-to-late cycle businesses will lag the broader economy.

“We remain confident in our long-term strategy, are committed to executing it and believe the steps we have taken to enhance our business during the global recession have us well positioned for growth when our markets recover. We are revising our EPS guidance range to $3.00 to $3.30 per share, resulting in an increase to our mid-point guidance of $0.05 compared to our previous range of $2.90 to $3.30 per share.  We also have higher expectations for cash flow performance, and are increasing our guidance range to $180 million to $220 million from $160 million to $200 million,” added Kearney.

FINANCIAL HIGHLIGHTS — CONTINUING OPERATIONS

Flow Technology

Revenues for the first quarter of 2010 were $354.0 million compared to $394.0 million in the first quarter of 2009, a decrease of $40.0 million, or 10.2%.  Organic revenues declined 15.3%, driven primarily by softness in the oil and gas market and lower demand for large-scale systems in the food and beverage market.  Completed acquisitions and the impact of currency fluctuations increased reported revenues by 0.6% and 4.5%, respectively, from the year-ago quarter.

Segment income was $41.3 million, or 11.7% of revenues, in the first quarter of 2010 compared to $50.1 million, or

12.7% of revenues, in the first quarter of 2009.  Segment income and margin declined due primarily to the organic decline noted above, offset partially by the benefits from restructuring actions taken in 2009.

Test and Measurement

Revenues for the first quarter of 2010 were $204.4 million compared to $196.0 million in the first quarter of 2009, an increase of $8.4 million, or 4.3%.  Organic revenues increased 2.2%, driven primarily by increased demand in the global automotive aftermarket and sales of portable pipe and cable locators in the U.S. and Europe.  The impact of currency fluctuations increased revenues by 2.1% from the year-ago quarter.

Segment income was $13.4 million, or 6.6% of revenues, in the first quarter of 2010 compared to $5.8 million, or 3.0% of revenues, in the first quarter of 2009.  The increase in segment income and margins was due primarily to the benefits realized from restructuring actions initiated in 2009 and the impact of the organic revenue increase noted above.

Thermal Equipment and Services

Revenues for the first quarter of 2010 were $353.4 million compared to $342.2 million in the first quarter of 2009, an increase of $11.2 million, or 3.3%.  Organic revenues declined 7.4% in the quarter, driven primarily by project timing for cooling systems. Completed acquisitions and the impact of currency fluctuations increased reported revenues by 8.2% and 2.5%, respectively, from the year-ago quarter.

Segment income was $31.5 million, or 8.9% of revenues, in the first quarter of 2010 compared to $21.4 million, or 6.3% of revenues, in the first quarter of 2009.  The increase in segment income and margins was due primarily to favorable project mix and incremental profits from SPX Heat Transfer Inc.

Industrial Products and Services

Revenues for the first quarter of 2010 were $173.8 million compared to $227.4 million in the first quarter of 2009, a decrease of $53.6 million, or 23.6%.  Organic revenues declined 23.7% in the quarter, driven primarily by volume and pricing declines for power transformers as well as lower demand in our solar crystal growers and broadcast equipment product lines.  The impact of currency fluctuations increased revenues by 0.1% from the year-ago quarter.

Segment income was $20.1 million, or 11.6% of revenues, in the first quarter of 2010 compared to $48.9 million, or 21.5% of revenues, in the first quarter of 2009.  The decrease in segment income and margins was due primarily to the organic declines noted above.

OTHER ITEMS

Tax Impact of Health Care Legislation:  The recent passage of The Patient Protection and Affordable Care Act and the Health Care Education and Reconciliation Bill of 2010, resulted in the elimination of a portion of the federal income tax deduction associated with prescription drug costs that are reimbursed under the Medicare Part D retiree subsidy program.  In the first quarter of 2010 the company recorded a non-cash charge of $6.2 million, or $0.12 per share, as a result of this legislation.

Dividend:   On February 19, 2010, the company announced that its Board of Directors had declared a quarterly dividend of $0.25 per common share to shareholders of record on March 15, 2010, which was paid on April 6, 2010.  The fourth quarter 2009 dividend of $0.25 per common share was paid on January 5, 2010.

Discontinued Operations:  During the second quarter of 2009, the company committed to a plan to divest the PSD business that was previously reported in the Industrial Products and

Services segment.  In the first quarter of 2010, the company completed the sale of this business.

The financial condition, results of operations, cash flows and realized gain from the sale of this business have been reported as discontinued operations in the attached condensed consolidated financial statements.

Form 10-Q:  The company expects to file its quarterly report on Form 10-Q for the quarter ended April 3, 2010 with the Securities and Exchange Commission by May 13, 2010.  This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

SPX Corporation (NYSE: SPW) is a Fortune 500 multi-industry manufacturing leader that provides its customers with highly-specialized, engineered solutions to solve critical business issues.

SPX products and technologies play an important role in the expansion of global infrastructure to help meet increased demand for power and energy and support many different sources of power generation, including coal and natural gas, nuclear, solar and geothermal. The company’s innovative product portfolio, containing many energy efficient products, includes cooling systems for power plants throughout the world; highly advanced food processing components and turnkey, scalable systems serving the global food and beverage industry; process equipment that assists a variety of flow processes including oil and gas exploration, distribution and refinement and power generation; handheld diagnostic tools that aid in vehicle maintenance and repair; and power transformers that allow utility companies to regulate electric voltage, transmission and distribution.

With headquarters in Charlotte, North Carolina, SPX has approximately 15,000 employees in more than 35 countries worldwide. Visit www.spx.com.

* Non-GAAP number. See attached financial schedules for reconciliation to most comparable GAAP number.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby.  Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K and quarterly reports on Form 10-Q.  These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements.  Actual results may differ materially from these statements.  The words “believe,” “expect,” “anticipate,” “estimate,” “guidance,” “target” and similar expressions identify forward-looking statements.  Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

Contact:

Ryan Taylor (Investors)	Jennifer H. Epstein (Media)
704-752-4486	704-752-7403
investor@spx.com	jennifer.epstein@spx.com

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended
	April 3, 2010	March 28, 2009

Revenues	$1,085.6	$1,159.6

Costs and expenses:
Cost of products sold	772.1	827.6
Selling, general and administrative	248.8	242.0
Intangible amortization	6.2	5.2
Special charges, net	6.8	11.9
Operating income	51.7	72.9

Other expense, net	(12.1)	(12.2)
Interest expense	(20.5)	(23.0)
Interest income	1.6	2.1
Equity earnings in joint ventures	8.7	10.8
Income from continuing operations before income taxes	29.4	50.6
Income tax provision	(11.7)	(12.3)
Income from continuing operations	17.7	38.3

Loss from discontinued operations, net of tax	—	(1.9)
Gain (loss) on disposition of discontinued operations, net of tax	3.6	(12.1)
Income (loss) from discontinued operations	3.6	(14.0)

Net income	21.3	24.3

Less: Net loss attributable to noncontrolling interests	(0.8)	(0.1)

Net income attributable to SPX Corporation common shareholders	$22.1	$24.4

Amounts attributable to SPX Corporation common shareholders:
Income from continuing operations, net of tax	$18.5	$38.7
Income (loss) from discontinued operations, net of tax	3.6	(14.3)
Net income	$22.1	$24.4

Basic income per share of common stock
Income from continuing operations attributable to SPX Corporation common shareholders	$0.37	$0.78
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	0.08	(0.29)
Net income per share attributable to SPX Corporation common shareholders	$0.45	$0.49

Weighted average number of common shares outstanding - basic	49.530	49.952

Diluted income per share of common stock
Income from continuing operations attributable to SPX Corporation common shareholders	$0.37	$0.77
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	0.07	(0.29)
Net income per share attributable to SPX Corporation common shareholders	$0.44	$0.48

Weighted average number of common shares outstanding - diluted	49.921	50.278

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	April 3,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and equivalents	$464.1	$522.9
Accounts receivable, net	1,047.8	1,046.3
Inventories	569.2	560.3
Other current assets	145.6	121.2
Deferred income taxes	56.1	56.1
Assets of discontinued operations	—	5.7
Total current assets	2,282.8	2,312.5
Property, plant and equipment
Land	39.6	39.1
Buildings and leasehold improvements	246.0	250.4
Machinery and equipment	711.7	712.2
	997.3	1,001.7
Accumulated depreciation	(461.5)	(455.3)
Property, plant and equipment, net	535.8	546.4
Goodwill	1,583.1	1,600.0
Intangibles, net	695.4	708.3
Deferred income taxes	117.6	114.7
Other assets	447.6	442.5
TOTAL ASSETS	$5,662.3	$5,724.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$457.6	$475.8
Accrued expenses	938.5	987.5
Income taxes payable	49.1	40.3
Short-term debt	101.9	74.4
Current maturities of long-term debt	76.0	76.0
Liabilities of discontinued operations	—	5.3
Total current liabilities	1,623.1	1,659.3

Long-term debt	1,135.1	1,128.6
Other income taxes	92.9	92.1
Other long-term liabilities	954.2	962.9
Total long-term liabilities	2,182.2	2,183.6

Equity:
SPX Corporation shareholders’ equity:
Common stock	982.6	979.0
Paid-in capital	1,422.4	1,425.7
Retained earnings	2,212.6	2,203.0
Accumulated other comprehensive loss	(254.5)	(213.6)
Common stock in treasury	(2,516.4)	(2,523.3)
Total SPX Corporation shareholders’ equity	1,846.7	1,870.8
Noncontrolling interests	10.3	10.7
Total equity	1,857.0	1,881.5
TOTAL LIABILITIES AND EQUITY	$5,662.3	$5,724.4

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended
	April 3, 2010	March 28, 2009
Cash flows used in operating activities:
Net income	$21.3	$24.3
Less: Income (loss) from discontinued operations, net of tax	3.6	(14.0)
Income from continuing operations	17.7	38.3
Adjustments to reconcile income from continuing operations to net cash used in operating activities:
Special charges, net	6.8	11.9
Deferred income taxes	9.3	—
Depreciation and amortization	27.8	25.1
Pension and other employee benefits	17.4	13.9
Stock-based compensation	11.9	9.2
Other, net	10.9	18.9
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable and other assets	(48.6)	40.4
Inventories	(1.7)	11.3
Accounts payable, accrued expenses and other	(65.9)	(186.2)
Cash spending on restructuring actions	(10.7)	(17.8)
Net cash used in continuing operations	(25.1)	(35.0)
Net cash used in discontinued operations	(1.6)	(4.2)
Net cash used in operating activities	(26.7)	(39.2)

Cash flows from (used in) investing activities:
Proceeds from asset sales and other	0.3	—
(Increase) decrease in restricted cash	(5.8)	7.8
Business acquisitions, net of cash acquired	(26.8)	—
Capital expenditures	(11.8)	(15.3)
Net cash used in continuing operations	(44.1)	(7.5)
Net cash from discontinued operations	6.7	18.6
Net cash from (used in) investing activities	(37.4)	11.1

Cash flows from financing activities:
Borrowings under senior credit facilities	102.0	297.0
Repayments under senior credit facilities	(78.3)	(182.0)
Borrowings under trade receivables agreement	10.0	75.0
Repayments under trade receivables agreement	(3.0)	(42.0)
Net repayments under other financing arrangements	(0.1)	(11.1)
Purchases of common stock	—	(113.2)
Minimum witholdings paid on behalf of employees for net share settlements, net of proceeds from exercise of employee stock options and other	(8.0)	(5.6)
Purchase of noncontrolling interest in subsidiary	—	(3.2)
Financing fees paid	(1.0)	—
Dividends paid	(12.4)	(13.1)
Net cash from continuing operations	9.2	1.8
Net cash from discontinued operations	—	0.2
Net cash from financing activities	9.2	2.0
Change in cash and equivalents due to changes in foreign currency exchange rates	(3.9)	(18.9)
Net change in cash and equivalents	(58.8)	(45.0)
Consolidated cash and equivalents, beginning of period	522.9	475.9
Consolidated cash and equivalents, end of period	$464.1	$430.9

SPX CORPORATION AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(Unaudited; in millions)

	Three months ended
	April 3, 2010	March 28, 2009%
Flow Technology

Revenues	$354.0	$394.0	-10.2%
Gross profit	127.3	130.5
Selling, general and administrative expense	83.0	77.6
Intangible amortization expense	3.0	2.8
Segment income	$41.3	$50.1	-17.6%
as a percent of revenues	11.7%	12.7%

Test and Measurement

Revenues	$204.4	$196.0	4.3%
Gross profit	59.4	53.0
Selling, general and administrative expense	44.5	45.5
Intangible amortization expense	1.5	1.7
Segment income	$13.4	$5.8	131.0%
as a percent of revenues	6.6%	3.0%

Thermal Equipment and Services

Revenues	$353.4	$342.2	3.3%
Gross profit	82.7	72.8
Selling, general and administrative expense	49.6	50.8
Intangible amortization expense	1.6	0.6
Segment income	$31.5	$21.4	47.2%
as a percent of revenues	8.9%	6.3%

Industrial Products and Services

Revenues	$173.8	$227.4	-23.6%
Gross profit	48.6	78.4
Selling, general and administrative expense	28.4	29.4
Intangible amortization expense	0.1	0.1
Segment income	$20.1	$48.9	-58.9%
as a percent of revenues	11.6%	21.5%

Total segment income	$106.3	$126.2
Corporate expenses	22.7	23.3
Pension and postretirement expense	13.2	8.9
Stock-based compensation expense	11.9	9.2
Special charges, net	6.8	11.9
Consolidated Operating Income	$51.7	$72.9	-29.1%

SPX CORPORATION AND SUBSIDIARIES

ORGANIC REVENUE RECONCILIATION

(Unaudited)

	Three months ended April 3, 2010
	Net Revenue		Foreign	Organic Revenue
	Increase/(Decline)	Acquisitions	Currency	Increase/(Decline)

Flow Technology	(10.2)%	0.6%	4.5%	(15.3)%

Test and Measurement	4.3%	—%	2.1%	2.2%

Thermal Equipment and Services	3.3%	8.2%	2.5%	(7.4)%

Industrial Products and Services	(23.6)%	—%	0.1%	(23.7)%

Consolidated	(6.4)%	2.6%	2.6%	(11.6)%

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW RECONCILIATION

(Unaudited; in millions)

	Three months ended
	April 3, 2010	March 28, 2009

Net cash used in continuing operations	$(25.1)	$(35.0)

Capital expenditures - continuing operations	(11.8)	(15.3)

Free cash flow used in continuing operations	$(36.9)	$(50.3)

SPX CORPORATION AND SUBSIDIARIES

CASH AND DEBT RECONCILIATION

(Unaudited; in millions)

Three months ended
April 3, 2010

Beginning cash and equivalents	$522.9

Operational cash flow	(25.1)
Business acquisitions, net of cash acquired	(26.8)
Capital expenditures	(11.8)
Increase in restricted cash	(5.8)
Proceeds from asset sales and other	0.3
Borrowings under senior credit facilities	102.0
Repayments under senior credit facilities	(78.3)
Net repayments under other financing arrangements	(0.1)
Net borrowing under trade receivable agreement	7.0
Minimum tax withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(8.0)
Financing fees paid	(1.0)
Dividends paid	(12.4)
Cash from discontinued operations	5.1
Change in cash due to changes in foreign exchange rates	(3.9)

Ending cash and equivalents	$464.1

	Debt at				Debt at
	12/31/2009	Borrowings	Repayments	Other	4/3/2010

Term loan	$600.0	$—	$(18.8)	$—	$581.2
Domestic revolving loan facility	61.5	102.0	(59.5)	—	104.0
7.625% senior notes	500.0	—	—	—	500.0
7.50% senior notes	28.2	—	—	—	28.2
6.25% senior notes	21.3	—	—	—	21.3
Trade receivables financing arrangement	22.0	10.0	(3.0)	—	29.0
Other indebtedness	46.0	9.1	(9.2)	3.4	49.3

Totals	$1,279.0	$121.1	$(90.5)	$3.4	$1,313.0

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW RECONCILIATION

(Unaudited; in millions)

	2010E Current Guidance Range

Net cash from continuing operations	$280.0	$310.0

Capital expenditures	(100.0)	(90.0)

Free cash flow from continuing operations	$180.0	$220.0

	2010E Prior Guidance Range

Net cash from continuing operations	$260.0	$290.0

Capital expenditures	(100.0)	(90.0)

Free cash flow from continuing operations	$160.0	$200.0